Exhibit 24.1

POWER OF ATTORNEY

(Registration Statement on Form S-1)

Each of the undersigned directors of County Bancorp, Inc., a Wisconsin corporation (the “Company”) designates each of Timothy J. Schneider and Mark A. Miller, with the power of substitution, as the undersigned’s true and lawful attorney-in-fact for the purpose of: (i) executing in the undersigned’s name and on the undersigned’s behalf the Company’s Registration Statement on Form S-1 and any related documents (including post-effective amendments) and/or supplements to said Registration Statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended); (ii) generally doing all things in the undersigned’s name and on the undersigned’s behalf in the undersigned’s capacity as a director to enable the Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission; and (iii) ratifying and confirming the undersigned’s signature as it may be signed by the attorney-in-fact to the Registration Statement and any related amendments (including post-effective amendments) and/or supplements to said Registration Statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended).

IN WITNESS WHEREOF, the undersigned have each executed this Power of Attorney, in one or more counterparts, as of this 7th day of October, 2014.

/s/ William C. Censky	/s/ Timothy J. Schneider
William C. Censky	Timothy J. Schneider

/s/ Mark R. Binversie	/s/ Carmen L. Chizek
Mark R. Binversie	Carmen L. Chizek

/s/ Lynn D. Davis	/s/ Edson P. Foster
Lynn D. Davis, Ph.D.	Edson P. Foster

/s/ Wayne D. Mueller	/s/ Andrew J. Steimle
Wayne D. Mueller	Andrew J. Steimle

/s/ Kenneth R. Zacharias	/s/ Gary Ziegelbauer
Kenneth R. Zacharias	Gary Ziegelbauer